UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	001-15046 (Commission File Number)	88-0404114 (IRS Employer Identification No.)

Suite 2808, International Chamber of Commerce Tower Fuhua Three Road, Shenzhen, PRC 518048 (Address of Principal Executive Offices)

011 86 755 8831 2115
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 21, 2009, the Board of Directors of New Dragon Asia Corp. (the “Company”) adjourned the annual meeting of stockholders until Thursday, June 11, 2009 at the offices of Loeb & Loeb LLP, the Company’s counsel, located at 345 Park Avenue, New York, New York 10154. The record date for the annual meeting remains April 23, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

IMPORTANT NOTICES

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the annual meeting of the Company’s stockholders.

Stockholders of the Company and other interested persons are advised to read the Company’s definitive proxy statement in connection with the Company’s solicitation of proxies for the annual meeting because this proxy statement contains important information.

The definitive proxy statement was mailed on or about May 6, 2009 to stockholders of record as of April 23, 2009. Stockholders may also obtain a copy of the final proxy without charge from the Company. The definitive proxy statement may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated May 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2009
NEW DRAGON ASIA CORP.
a Florida corporation

By:	/s/ Ling Wang
Ling Wang
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated May 22, 2009